Exhibit 10.23

AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is entered into as of July 1, 2013, by and between Encore Europe Holdings S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 560A, rue de Neudorf, L-2220 Luxembourg, not yet registered with the Luxembourg Trade and Companies Register and having a share capital of £15,000 (“Purchaser”) and JCF III Europe S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 47, avenue John F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 161027 and having a share capital of EUR 8,501,530 (“Seller”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Encore Capital Group, Inc., a Delaware Corporation (the “Assignor”), and Seller have entered into that certain Securities Purchase Agreement dated as of May 29, 2013 (as amended, the “Purchase Agreement”);

WHEREAS, in accordance with Section 5.9 of the Purchase Agreement, Assignor has assigned, and Purchaser has assumed, all of Assignor’s rights and obligations in, to and under the Purchase Agreement (other than with respect to Assignor’s obligations under Section 5.16 of the Purchase Agreement, which shall remain with Assignor), pursuant to that certain Assignment and Assumption Agreement dated June 28, 2013; and

WHEREAS, Purchaser and Seller have agreed to amend the Purchase Agreement pursuant to this Amendment, as set forth herein.

AGREEMENT

In consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Purchaser and Seller each agree to amend the Purchase Agreement as follows:

1. The seventh clause under the section titled “Witnesseth” is hereby amended and restated in its entirety to read as follows:

“WHEREAS, immediately prior to Closing (as defined below), Seller will be the beneficial and legal owner of 3,498,563 E shares (the “E Shares”), 3,484,597 J shares (the “J Shares”, and together with the E Shares, the “Company Shares”), E Bridge PECs with a face value of £10,218,574 (the “E Bridge PECs”), J Bridge PECs with a face value of £10,177,781 (the “J Bridge PECs”, and together with the E Bridge PECs, (the “Company Bridge PECs”)), E PECs with a face value of £96,729,661 (the “Company E PECs”), and J PECs with a face value of £96,343,515 (the “Company J PECs” and, together with the Company Shares, the Company E PECs and the Company Bridge PECs, the “Total Securities”) of Janus Holdings Luxembourg

S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (the “Company”) formed for the purpose of holding all of Seller’s Holdings Securities (other than Bridge PECs of Holdings with a face value of £24,603,645 (the “Redeemed Bridge PECs”), which shall be redeemed on or before August 30, 2013 pursuant to the Redemption Agreement of Bridge PECs dated June 28, 2013 between Holdings and Seller (the “Bridge PEC Redemption”), and the 100 A Shares of Holdings retained by Seller, which will be sold to Purchaser in accordance with the terms herein), which Total Securities will represent all of the issued and outstanding equity and debt interests of the Company;”

2. The ninth clause under the section titled “Witnesseth” is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Total Securities will be issued immediately prior to Closing in exchange for the contribution and transfer by the Seller to the Company of 6,983,160 A Shares of Holdings, Bridge PECs of Holdings with a face value of £20,396,355 (and any accrued interest thereof) and A PECs of Holdings with a face value of £193,073,176 (and any accrued interest thereof);”

3. Purchase Price. The first sentence of Section 1.2 is hereby amended and restated in its entirety to read as follows:

“The aggregate purchase price (the “Purchase Price”) for the Purchased Securities shall be £115,069,669, in respect of the E Bridge PECs, the Company E PECs and the E Shares, and £40 in respect of the Holdings A Shares.”

4. Closing. Section 1.3 is hereby amended and restated in its entirety to read as follows:

“Upon the terms and subject to the conditions set forth herein, the purchase and sale of the Purchased Securities (the “Closing”) shall occur on the second day other than a Saturday, Sunday or other day on which commercial banks in Luxembourg or the City of London are authorized or required to close (each such day, a “Business Day”) following the satisfaction or waiver of the conditions in Section 2 (other than conditions to be satisfied at the Closing), and shall take place remotely via the exchange of documents and signatures, or at such other date, time and place as may be agreed by Seller and Purchaser orally or in writing (which date, time and place are referred to as the “Closing Date”).”

5. Payment of Expenses.

(a) Section 4.3(a) is hereby amended and restated in its entirety to read as follows:

“Within 30 days of Closing, Purchaser and Seller shall calculate and agree upon all documented out-of-pocket expenses (including advisor costs but excluding payments pursuant to Section 1.5 or 1.6 and any filing fees or other payments to any Governmental Authority (other than United Kingdom stamp duty to the extent incurred) in connection with the transactions contemplated by this Agreement) incurred by Seller and Purchaser, their respective affiliates, in connection with the Acquisition and the transactions contemplated by this Agreement (the “Total

Costs”). For the avoidance of doubt, with respect to fees allocated pursuant to the Investment Agreement to the parties thereto, Total Costs shall only include amounts allocable to Investors (as defined in the Investment Agreement) pursuant to Section 14.1 of the Investment Agreement. Following the determination of the Total Costs, each of Seller and Purchaser shall be responsible for, and shall promptly following invoice thereof cause to be paid or reimbursed to the relevant parties, (i) in the case of Seller, 49.9% of the Total Costs and (ii) in the case of Purchaser, 50.1% of the Total Costs.”

(b) Section 4.3 is hereby amended to include a new Section 4.3(d) as follows:

“(d) Within 30 days of the Closing Date, (i) Purchaser shall contribute £50,100 to the Company and (ii) Seller shall contribute £49,900 to the Company (of which £12,500 was previously contributed), in each case to be allocated to the share premium account of the Company.”

6. Option to Purchase Redeemed Bridge PECs. Section 4 is hereby amended to include a new Section 4.8 as follows:

“4.8 Option to Purchase Redeemed Bridge PECs. In the event that the Bridge PEC Redemption does not occur on or prior to August 30, 2013, Purchaser shall have the option to purchase 50.1% of the Redeemed Bridge PECs at a purchase price equal to 50.1% of the face value, plus the accrued yield (through the date of purchase) of the Redeemed Bridge PECs. Purchaser shall have until September 30, 2013 to exercise its option by delivering written notice to Seller (the “Election Notice”) of its election to purchase 50.1% of the Redeemed Bridge PECs. Purchaser and Seller agree to use their commercially reasonable efforts to consummate the sale of 50.1% of the Redeemed Bridge PECs as promptly as practicable following the delivery of the Election Notice.”

7. Headings. The headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or affect the meaning or interpretation of this Amendment.

8. Severability. If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State, without reference to principles of conflicts of laws.

10. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The parties agree that this Amendment shall be legally binding upon the electronic transmission, including by facsimile or email, by each party of a signed signature page to this Amendment to the other party.

11. Full Force and Effect; No Obligation for Other Amendments. Each of the parties hereto confirms that this Amendment is intended to be a part of, and will serve as a valid, written amendment to, the Purchase Agreement. Except as otherwise set forth in this Amendment, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement, which are hereby ratified and affirmed in all respects and shall continue in full force and effect, and this Amendment will not operate as an extension or waiver by the parties to the Purchase Agreement of any other condition, covenant, obligation, right, power or privilege under the Purchase Agreement. This Amendment relates only to the specific matters covered herein, and shall not be considered to create a course of dealing or to otherwise obligate any party to the Purchase Agreement to execute similar amendments or grant any waivers under the same or similar circumstances in the future.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective officers thereunto duly authorized all as of the day and year first above written.

PURCHASER

ENCORE EUROPE HOLDINGS S.À R.L.

By:	/s/ Paul Grinberg
Name:	Paul Grinberg
Title:	Manager

SELLER

JCF III EUROPE S.À R.L.

By:	/s/ Sally Rocka
Name:	Sally Rocka
Title:	Manager

Amendment to Securities Purchase Agreement